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                                        Registration Statement No. 33-50403


                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549
                           ____________________

                      Post-Effective Amendment No. 1
                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933
                           ____________________

                             ETHYL CORPORATION
              (Exact name of Issuer as specified in Charter)

      Virginia                                    54-0118820
(State or other jurisdiction of     (I.R.S. Employer Identification Number)
incorporation or organization)
                          330 South Fourth Street
                         Richmond, Virginia 23219
        (Address of principal executive office, including zip code)

                     SAVINGS PLAN FOR THE EMPLOYEES OF
                             ETHYL CORPORATION
     (with respect to certain employees in Orangeburg, South Carolina)
                         (Full title of the Plan)
                           ____________________

                             Bruce C. Gottwald
               Chairman of the Board and Executive Committee
                             Charles B. Walker
                        Vice Chairman of the Board
                             Ethyl Corporation
                          330 South Fourth Street
                         Richmond, Virginia 23219
                               804-788-5000
(Name, address, including zip code, and telephone number including area code, of agents for service)

                              With copies to:

Allen C. Goolsby, III, Esq.               Steven M. Mayer, Esq.
     Hunton & Williams                  E. Whitehead Elmore, Esq.
Riverfront Plaza, East Tower                Ethyl Corporation
   951 East Byrd Street                  330 South Fourth Street
Richmond, Virginia 23219-4074           Richmond, Virginia 23219
       804-788-8200                           804-788-5000

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        Pursuant to Registration Statement No. 33-50403 on Form S-8
(the "Registration Statement"), Ethyl Corporation, a Virginia corporation (the "Company"), registered 120,000 shares of its Common Stock, $1.00 par value per share, issuable under the Savings Plan for the Employees of Ethyl Corporation (the "Plan") with respect to certain employees in Orangeburg, South Carolina and interests in the Plan. The Company hereby removes from registration all of the shares of Common Stock and interests in the Plan which remain unsold.





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                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of December, 1995.


                                 ETHYL CORPORATION,
                                    (Registrant)



                                 By   /s/ Bruce C. Gottwald
                                     Bruce C. Gottwald
                                     Chairman of the Board and Chief
                                     Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of December, 1995.


             Signature                                   Title


By  /s/ Bruce C. Gottwald      Chairman of the Board, Chief Executive Officer
     Bruce C. Gottwald         and Director (Principal Executive Officer)

By  /s/ Charles B. Walker      Vice Chairman of the Board, Chief Financial
     Charles B. Walker         Officer, Treasurer and Director
                               (Principal Financial Officer)

By  /s/ Wayne C. Drinkwater    Controller
     Wayne C. Drinkwater       (Principal Accounting Officer)

By  /*/ L. B. Andrew           Director
     L. B. Andrew

By  /*/ William Berry          Director
     William Berry

By                             Director
     Phyllis L. Cothran

By                             Director
     Allen C. Goolsby

By  /*/ Bruce C. Gottwald, Jr. Director
     Bruce C. Gottwald, Jr.



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By                             Vice Chairman and Director
     Floyd D. Gottwald, Jr.

By                             President and Director
     Thomas E. Gottwald

By  /*/ William M. Gottwald    Director
     William M. Gottwald

By  /*/ Gilbert M. Grosvenor   Director
     Gilbert M. Grosvenor

By  /*/ Andre B. Lacy          Director
     Andre B. Lacy

By  /*/ Emmett J. Rice         Director
     Emmett J. Rice

By  /*/ Sidney Buford Scott    Director
     Sidney Buford Scott

*By /s/ Charles B. Walker
     Charles B. Walker, Attorney-in-fact





The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of December, 1995.



                                 SAVINGS PLAN FOR THE EMPLOYEES
                                   OF ETHYL CORPORATION
                                      (Plan)

                                 By   /s/ Charles B. Walker

                                       Charles B. Walker, Chairman of the
                                       Employee Savings Plan Committee





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